Exhibit 10.19

EXCHANGE ACKNOWLEDGEMENT AND AGREEMENT

This Exchange Acknowledgement and Agreement (this “Agreement”) is made effective as of [●], 20[●] (the “Effective Date”), by and among EQT Avatar Parent L.P., a Delaware limited partnership (the “Partnership”), EQT Avatar Parent GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Certara, Inc. (f/k/a EQT Avatar Topco, Inc.), a Delaware corporation and direct wholly-owned subsidiary of the Partnership (the “Company”), and the management unitholder identified on the signature page attached hereto (“Management Unitholder”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement (as defined below).

WHEREAS, Management Unitholder holds a number of Class A Units of the Partnership (the “Exchanged Class A Units”) and/or Class B Units of the Partnership (the “Exchanged Class B Units” and, together with the Exchanged Class A Units, if any, the “Exchanged Units”), in each case as specified in the Equity Schedule set forth on the signature page hereto, which Exchanged Units are subject to the Second Amended and Restated Limited Partnership Agreement of the Partnership, dated as of November 1, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Partnership Agreement”), the Partnership’s 2017 Class B Profits Interest Unit Incentive Plan (as amended from time to time, the “2017 Plan”) and one or more Class B Profits Interest Unit Award Agreements (collectively, the “Unit Equity Agreements”);

WHEREAS, in connection with the initial public offering of the Company (the “IPO”), the General Partner will cause all of the Exchanged Units to be exchanged for shares of common stock, par value $0.01, of the Company (“Shares”), effective immediately after the execution and delivery by the Company of the underwriting agreement relating to the IPO (the “Exchange and, the date of such Exchange, the “Exchange Time”), upon the terms and subject to the conditions set forth herein and as otherwise determined by the General Partner; and

WHEREAS, at the Exchange Time, pursuant to the Exchange, the Exchanged Units will be redeemed and will be cancelled and cease to exist and, in exchange therefor, Management Unitholder shall receive a number of Shares determined by the General Partner, based on the price at which Shares are initially offered to the public in connection with the IPO (the “IPO Price”), as described herein and subject to the terms and conditions hereof, including, solely with respect to any unvested Shares received in exchange for unvested Class B Units, the Stock Restriction Agreement attached hereto as Exhibit A (the “Stock Restriction Agreement”).

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto acknowledge and agree as follows:

1.         Exchange of Units.

(a)       Subject to the terms and conditions set forth herein and effective as of the Exchange Time, the General Partner will cause the Exchanged Units to be redeemed and cancelled in exchange for the numbers of vested Shares (“Vested Shares”) and unvested Shares (the “Unvested Restricted Stock”), as determined in accordance with the Partnership Agreement (the Vested Shares and Unvested Restricted Stock collectively, the “Exchanged Shares”). Once the IPO Price is conclusively determined, the actual number of Vested Shares and Shares of Unvested Restricted Stock you will receive will be determined.

(b)       Effective as of the Exchange, the Unvested Restricted Stock shall be subject to the terms of the Stock Restriction Agreement.

(d)       [If Management Unitholder has received Shares of Unvested Restricted Stock in the Exchange, within 10 days after the Exchange Time, Management Unitholder shall provide the Company with a copy of a completed election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit B attached hereto, with respect to the Shares of Unvested Restricted Stock. Management Unitholder shall timely (within 30 days of the Exchange Time) file (via certified mail, return receipt requested) such election with the Internal Revenue Service, and thereafter shall certify to the Company that Management Unitholder has made such timely filing and furnish a copy of such filing to the Company. Management Unitholder should consult his or her tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of the Unvested Restricted Stock.]1

(e)       Management Unitholder acknowledges that the Exchanged Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, may not be sold or transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption therefrom.

2.         Restrictive Covenants. Management Unitholder hereby acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and reaffirms the restrictive covenants set forth on Exhibit C hereto, which Management Unitholder previously agreed to in connection with the grant of the Class B Units to Management Unitholder, it being acknowledged and agreed that, from and after the Exchange, references to the “Partnership” will instead refer to the Company and references to the “Partnership Group” will refer to the Company and its affiliates (the “Restrictive Covenants”). Management Unitholder acknowledges and agrees that remedies of the Company at law for a breach or threatened breach of any of the provisions of the Restrictive Covenants would be inadequate and the Company and its affiliates would suffer irreparable damages as a result of such breach or threatened breach by Management Unitholder, regardless of whether Management Unitholder then holds Shares. In recognition of this fact, Management Unitholder agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company or its affiliates, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

3.         Book Entry. The Company shall recognize Management Unitholder’s ownership of Exchanged Shares through uncertificated book entry.

4.         Rights as a Stockholder. Management Unitholder shall be the record owner of the Exchanged Shares until or unless such Exchanged Shares are forfeited pursuant to the terms of the Stock Restriction Agreement, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Exchanged Shares and rights to dividends or other distributions; provided that the Exchanged Shares shall be subject to the limitations on transfer and encumbrance set forth in the Certara, Inc. Stockholders Agreement (the “Stockholders Agreement”) and in the Stock Restriction Agreement, as applicable.

1 To be included for US taxpayers; applicable modifications to be included for non-US taxpayers.

5.         Book Entry Notations. To the extent applicable, all book entries representing the Exchanged Shares delivered to Management Unitholder as contemplated by Section 3 above shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Exchanged Shares are listed, and any applicable Federal or state laws, and the Company may cause notations to be made next to the book to make appropriate reference to such restrictions. Any such book entry notations may include a description of the restrictions set forth in the Stock Restriction Agreement (if applicable) and herein, including Sections 1 and 6 hereof.

6.         Transfer Restrictions. The Exchanged Shares are subject to the restrictions and obligations set forth in the Stockholders Agreement.

7.         No Right to Continued Employment. Neither this Agreement nor Management Unitholder’s receipt of the Exchanged Shares hereunder shall impose any obligation on the Company or any of its affiliates to continue the employment or engagement of Management Unitholder. Further, the Company or any of its affiliates (as applicable) may at any time terminate the employment or engagement of Management Unitholder, free from any liability or claim under the 2017 Plan or this Agreement, except as otherwise expressly provided herein.

8.         Cooperation. Management Unitholder acknowledges that the IPO constitutes an Initial Public Offering, the Company constitutes the IPO Corporation and the Exchange constitutes an IPO Conversion, in each case, pursuant to the Partnership Agreement and acknowledges that Management Unitholder has obligations to cooperate with the General Partner and take all actions required or reasonably requested by the General Partner in connection with the consummation of the IPO Conversion under the Partnership Agreement. Without limiting the foregoing, Management Unitholder further agrees to cooperate with the General Partner, the Partnership, the Company and their respective affiliates in taking any actions reasonably requested, necessary or advisable to consummate the transactions contemplated by this Agreement.

9.         Notices. Any notice necessary under this Agreement shall be addressed to the General Partner, the Partnership or the Company in care of its Secretary at its principal executive office and to Management Unitholder at the address appearing in the personnel records of the Company for such Management Unitholder or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10.       Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

11.       Amendment. Prior to the Effective Time, the General Partner and, after the Effective time, the Company, may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of Management Unitholder hereunder without the consent of Management Unitholder.

12.       Other Rights. Management Unitholder acknowledges that, upon consummation of the Exchange, Management Unitholder will (i) hold no Class A Units or Class B Units of the Partnership, (ii) no longer be a limited partner of the Partnership and (iii) have no surviving rights under the Partnership Agreement or any other governing documents of the Partnership or any other agreements related to ownership of Class A Units or Class B Units of the Partnership(including, without limitation, the Unit Equity Agreements or any other agreement under which Class A Units or Class B Units were issued to Management Unitholder), other than as expressly set forth herein; provided, however, that Management Unitholder may continue to be liable for Management Unitholder’s obligations in connection with the Exchange and the other transactions contemplated hereby.

[Signatures on next page.]

IN WITNESS WHEREOF, Management Unitholder acknowledges and accepts the terms of this Agreement.

Management Unitholder

Name:

Equity Schedule:*

Class of Units	Number of Vested Units	Number of Unvested Time-Vesting Units	Number of Unvested Performance- Vesting Units	Estimated Number of Vested Shares Received in Exchange	Estimated Number of Shares of Unvested Restricted Stock Received in Exchange**
Class A Units		n/a	n/a		n/a
Class B Units

* The estimated number of vested and unvested Shares set forth in the Equity Schedule is subject to change once the IPO Price is conclusively determined.

** Shares of Unvested Restricted Stock will be subject to the additional restrictions set forth in the Stock Restriction Agreement

Agreement acknowledged and confirmed:

EQT Avatar Parent L.P.

Name:

EQT Avatar Parent GP LLC

Certara, Inc.

EXHIBIT A
to the
Exchange Acknowledgement and Agreement

STOCK RESTRICTION AGREEMENT

In accordance with the Exchange Acknowledgement and Agreement to which this Stock Restriction Agreement is attached (the “Exchange Agreement”), and pursuant to the terms and conditions of this Stock Restriction Agreement (this “Stock Restriction Agreement”), the management unitholder set forth on the signature page hereto (the “Management Unitholder”) has received the number of shares of common stock of Certara, Inc. (f/k/a EQT Avatar Topco, Inc.), a Delaware corporation (the “Company”), par value $0.01 per share (the “Restricted Stock”), set forth below in exchange for unvested Class B Units of the Partnership (as defined in the Exchange Agreement) initially granted under the Unit Equity Agreements (as defined in the Exchange Agreement).

1.         Definitions.

(a)       “Company Group” means, collectively, the Company and its direct and indirect subsidiaries.

(b)       “Service Recipient” means the member of the Company Group that the Management Unitholder is principally employed with or to which such Unitholder principally provides services, as applicable.

(c)       “Termination” means the termination of a Management Unitholder’s employment or service, as applicable, with the Service Recipient for any reason (including death or Disability).

2.         Vesting Conditions. Upon receipt, shares of Restricted Stock shall initially be unvested and shall vest as follows:

Shares of Restricted Stock received in exchange for Class B Units designated as Time Vesting Units in the Unit Equity Agreements, will continue to vest over the same five-year period following the applicable date of grant of such Class B Units. Shares of Restricted Stock received in exchange for Class B Units designated as Performance Vesting Units in the Unit Equity Agreements (“Performance Vesting Units”) will vest as to 20% of such Shares of Restricted Stock on each anniversary of the applicable grant date of such Performance Vesting Units, in each case, subject to Management Unitholder’s continued employment through each applicable vesting date; provided, that 100% of all such Shares will vest upon Management Unitholder’s Termination by the Company without Cause following the occurrence of a Change in Control (each as defined in the Company’s 2020 Incentive Plan, as amended from time to time (the “Plan”)). With respect to any share of Restricted Stock, the period of time that such share of Restricted Stock remains subject to vesting shall be its “Restricted Period.” The vesting conditions applicable to the Restricted Stock as set forth in this Section 2 constitute an amendment to the original vesting terms applicable to the Class B Units for which such shares of Restricted Stock are exchanged. Management Unitholder hereby consents to such amended vesting terms in accordance with Section 8(b) of the 2017 Plan (as defined in the Exchange Agreement).

3.          Treatment of Shares of Restricted Stock Upon Termination. Except as set forth in Section 2 of this Stock Restriction Agreement, in the event of the Management Unitholder’s Termination for any reason prior to the time that all of the shares of Restricted Stock have vested, (A) all vesting with respect to such Restricted Stock shall cease and (B) unvested shares of Restricted Stock shall be forfeited to the Company by the Management Unitholder for no consideration as of the date of such Termination.

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4.         Company. The term “Company” as used in this Stock Restriction Agreement with reference to employment shall include the Company and its Subsidiaries.

5.         Non-Transferability. Until the Restricted Period has expired, the shares of Restricted Stock are not transferable by the Management Unitholder. Except as otherwise provided herein, during the Restricted Period, no assignment or transfer of the shares of Restricted Stock, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the shares of Restricted Stock shall be forfeited to the Company.

6.         Notice. Every notice or other communication relating to this Stock Restriction Agreement between the Company and the Management Unitholder shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Management Unitholder to the Company shall be mailed or delivered to the Company at its principal executive office, for the attention of the Company’s General Counsel or its designee, and all notices or communications by the Company to the Management Unitholder may be given to the Management Unitholder personally or may be mailed to the Management Unitholder at the Management Unitholder’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Management Unitholder and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Management Unitholder from time to time.

7.         No Right to Continued Service. This Stock Restriction Agreement does not confer upon the Management Unitholder any right to continue as an employee or service provider to the Company or any of its affiliates.

8.         Binding Effect. This Stock Restriction Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

9.         Waiver and Amendments. Any waiver, alteration, amendment or modification of any of the terms of this Stock Restriction Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to by the Company. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

10.       Governing Law. This Stock Restriction Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

11.       Imposition of Other Requirements. The Company reserves the right to impose other requirements on the shares of Restricted Stock, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Management Unitholder to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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12.       Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock by electronic means. The Management Unitholder hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

13.       Entire Agreement. This Stock Restriction Agreement and the Exchange Agreement constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

[Signatures on next page.]

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THE UNDERSIGNED MANAGEMENT UNITHOLDER ACKNOWLEDGES RECEIPT OF THIS STOCK RESTRICTION AGREEMENT AND AGREES TO BE BOUND BY THE TERMS OF THIS STOCK RESTRICTION AGREEMENT.

MANAGEMENT UNITHOLDER

CERTARA, INC.

By:
Title:

EXHIBIT B
to the
Exchange Agreement and Acknowledgement

SECTION 83(b) ELECTION FORM

[•], 2020

CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Internal Revenue Service Center

Re: Election Under §83(b) of the Internal Revenue Code

Dear Sir or Madam:

The undersigned hereby elects under Section 83(b) of the Internal Revenue Code to include in the taxpayer’s gross income for the taxable year in which the property described below was transferred, the excess (if any), of the fair market value of such property at the time of its transfer, over the amount (if any) paid for such property. Pursuant to Treas. Reg. § 1.83-2(e), the following information is submitted:

1.	Name of taxpayer:

2.	Address of taxpayer:

3.	Social Security Number:

4.	Property with respect to which the election is being made: [•] shares of Common Stock of Certara, Inc.

5.	Date Interest Acquired: [•], 2020

6.	Taxable Year for which election is being made: calendar year 2020

7.	Nature of the Restriction or restrictions to which the property is subject: While the shares of Common Stock described in Paragraph 4 are held by the undersigned, such shares remain subject to vesting based upon the continued performance of substantial services and/or applicable performance conditions.

8.	Fair Market Value of the property at the time of transfer/acquisition, determined without regard to any lapse restrictions and in accordance with Revenue Procedure 93-27: $[•]

9.	Amount paid for the property: $[•][2]

Pursuant to Treas. Reg. § 1.83-2(e), a copy of this election has been furnished to the person for whom the undersigned’s services are performed.

Very truly yours,

[Name]

[2]	NTD: Dollar values in 8 and 9 will match to result in no income recognition.

EXHIBIT C
to the
Exchange Agreement and Acknowledgement

Restrictive Covenants

1.                  Non-Competition; Non-Solicitation; Non-Interference. Participant acknowledges and recognizes the highly competitive nature of the businesses of the Partnership Group and its Affiliates and accordingly agrees as follows:

(a)   Prior to the Participant’s Termination for any reason (the “Employment Term”) and until the first anniversary of Participant’s Termination (the “Restrictive Covenant Period”), Participant will not (i) directly or indirectly, in any geographic location in which the Partnership Group engages, own, operate, manage, control, invest in, lend to, acquire an interest in, or otherwise engage or participate in (whether as an employee, independent contractor, consultant, partner, shareholder, joint venturer, investor, or any other type of participant) the management or conduct of any business activities, whether through selling, distributing, manufacturing, marketing, purchasing, or otherwise, that compete directly or indirectly with the Partnership or any member of the Partnership Group (“Competitive Activities”), it being understood that Competitive Activities as of the date hereof include, without limitation, principally engaging in the business of model based drug development consulting services or technology solutions, including with respect to discovery, pre-clinical, clinical and post-marketing drug development and regulatory submissions and review and any other business in which the Partnership is actively engaged at the time of termination (the “Business”).

(b)               During the Restrictive Covenant Period, Participant will not directly or indirectly:

(i)                 (A) solicit or induce any customer, supplier, licensee, or other business relation (or any actively sought prospective customer, supplier, licensee, or other business relation) of the Partnership or any member of the Partnership Group to cease doing business with or materially reduce the amount of business conducted with the Partnership or any member of the Partnership Group, or interfere with the relationship between any such customer, supplier, licensee, or other business relation (or any actively sought prospective customer, supplier, licensee, or other business relation) and the Partnership or any member of the Partnership Group; or (B) knowingly or intentionally assist any Person in any substantive or direct way to do, or attempt to do, anything prohibited by clause (A) above; or

(ii)              (A) solicit or hire, directly or indirectly, for employment, or assist others in hiring, employing, inducing, or soliciting for employment (except in the performance of Participant’s duties), any employees of the Partnership or any member of the Partnership Group (or individuals who were employed during the one-year period prior to the termination of Participant’s employment with the Service Recipient); or (B) knowingly or intentionally assist any Person in any substantive or direct way to do, or attempt to do, anything prohibited by clause (A) above.

(c)               If a final and non-appealable judicial determination is made that any of the provisions of this Section 1 constitutes an unreasonable or otherwise unenforceable restriction against Participant, the provisions of this Section 1 will not be rendered void but will be deemed to be modified to the minimum extent necessary to remain in force and effect for the longest period and largest geographic area that would not constitute such an unreasonable or unenforceable restriction. Moreover, notwithstanding the fact that any provision of this Section 1 is determined not to be specifically enforceable, the Partnership will nevertheless be entitled to recover monetary damages as a result of Participant’s breach of such provision.

(d)               The period of time during which the provisions of this Section 1 shall be in effect shall be extended by the length of time during which Participant is in breach of the terms hereof.

(e)               The provisions of Section 1 hereof shall survive the termination of Participant’s employment for any reason.

2.	Confidentiality; Intellectual Property.

(a)               Confidentiality.

(i)                 Participant acknowledges that the Confidential Information obtained by Participant while employed by the Service Recipient is the property of the Partnership Group. Therefore, Participant agrees that Participant shall not disclose to any unauthorized Person or use for Participant’s own purposes any Confidential Information without the prior written consent of the Partnership, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Participant’s acts or omissions in violation of this Agreement; provided, however, that if Participant receives a request to disclose Confidential Information pursuant to a deposition, interrogation, request for information or documents in legal proceedings, subpoena, civil investigative demand, governmental or regulatory process, or similar process, (i) Participant shall, as promptly as practicable, notify in writing the Partnership, and consult with and reasonably assist the Partnership, at the Partnership’s expense, in seeking a protective order or request for other appropriate remedy, (ii) in the event that such protective order or remedy is not obtained, or if the Partnership waives compliance with the terms hereof, Participant shall disclose only that portion of the Confidential Information which, based on the advice of Participant’s legal counsel, is legally required to be disclosed and shall exercise reasonable best efforts to provide that the receiving Person shall agree to treat such Confidential Information as confidential to the extent possible (and permitted under applicable law) in respect of the applicable proceeding or process, and (iii) the Partnership shall be given an opportunity to review the Confidential Information prior to disclosure thereof.

(ii)              For purposes of this Agreement, “Confidential Information” means information, observations, and data concerning the business or affairs of the Partnership Group, including, without limitation, all business information (whether or not in written form) that relates to any member of the Partnership Group, or its customers, suppliers, or contractors or any other third parties in respect of which the Partnership or any member of the Partnership Group has a business relationship or owes a duty of confidentiality, or their respective businesses or products, and that is not known to the public generally other than as a result of Participant’s breach of this Agreement, including but not limited to technical information or reports, formulas, trade secrets, unwritten knowledge and “know-how,” operating instructions, training manuals, customer lists, customer buying records and habits, product sales records and documents, and product development, marketing, and sales strategies, market surveys, marketing plans, profitability analyses, product cost, long-range plans, information relating to pricing, competitive strategies, and new product development, information relating to any forms of compensation or other personnel-related information, contracts, and supplier lists. Confidential Information will not include such information known to Participant prior to Participant’s involvement with the Partnership or any predecessor thereof or information rightfully obtained from a third party (other than pursuant to a breach by Participant of this Agreement). Without limiting the foregoing, Participant and the Partnership each agree to keep confidential the existence of, and any information concerning, any dispute between Participant and the Partnership or any member of the Partnership Group, except that Participant and the Partnership each may disclose information concerning such dispute to the court that is considering such dispute or to their respective legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of such dispute).

(iii)            Participant acknowledges that all notes, memoranda, specifications, devices, formulas, records, files, lists, drawings, documents, models, equipment, property, computer, software, or intellectual property relating to the businesses of the Partnership Group, in whatever form (including electronic), and all copies thereof, that are received or created by Participant while an employee of the Service Recipient (including but not limited to Confidential Information and Inventions) are and shall remain the property of the Partnership Group, and Participant shall as promptly as practicable return such property to the Partnership upon the termination of Participant’s employment and, in any event, at the Partnership’s request. Participant agrees further that any property situated on the premises of, and owned by, the Partnership or any member of the Partnership Group, including disks and other storage media, filing cabinets, and other work areas, is subject to inspection by the Partnership’s personnel at any time with or without notice.

(iv)             Participant agrees further that Participant will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom Participant has an obligation of confidentiality, and will not bring onto the premises of the Partnership or any member of the Partnership Group any unpublished documents or any property belonging to any former employer or any other Person to whom Participant has an obligation of confidentiality unless consented to in writing by the former employer or other Person.

(b)              Nothing in this Agreement shall prohibit or impede the Participant from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. The Participant understands and acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Participant understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance will the Participant be authorized to disclose any information covered by attorney-client privilege or attorney work product of any member of the Company without prior written consent of the Company’s General Counsel or other officer designated by the Company.

(c)              Intellectual Property.

(i)                 Participant agrees that the results and proceeds of Participant’s services for the Partnership Group (including, but not limited to, any Confidential Information and other trade secrets, products, services, processes, know-how, designs, developments, innovations, analyses, drawings, reports, techniques, formulas, methods, developmental or experimental work, improvements, discoveries, inventions, ideas, source and object codes, programs, matters of a literary, musical, dramatic, or otherwise creative nature, writings, and other works of authorship) resulting from services performed while an employee of the Partnership and any works in progress, whether or not patentable or registrable under copyright or similar statutes, that were made, developed, conceived, or reduced to practice or learned by Participant, either alone or jointly with others (collectively, “Inventions”), shall be works-made-for-hire, and the Partnership (or, if applicable or as directed by the Partnership, any member of the Partnership Group) shall be deemed the sole owner throughout the universe of any and all trade secret, patent, copyright, and other intellectual property rights (collectively, “Proprietary Rights”) of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized, or developed, with the right to use the same in perpetuity in any manner the Partnership determines in its sole discretion, without any further payment to Participant whatsoever. If, for any reason, any of such results and proceeds shall not legally be a work-made-for-hire or there are any Proprietary Rights that do not accrue to the Partnership (or, as the case may be, any member of the Partnership Group) under the immediately preceding sentence, then Participant hereby irrevocably assigns and agrees to assign any and all of Participant’s right, title, and interest thereto, including any and all Proprietary Rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized, or developed, to the Partnership (or, if applicable or as directed by the Partnership, any member of the Partnership Group), and the Partnership or such member of the Partnership Group shall have the right to use the same in perpetuity throughout the universe in any manner determined by the Partnership or such member of the Partnership Group without any further payment to Participant whatsoever. As to any Invention that Participant is required to assign, Participant shall promptly and fully disclose to the Partnership all information known to Participant concerning such Invention.

(ii)              Participant agrees that, from time to time, as may be requested by the Partnership and at the Partnership’s sole cost and expense, Participant shall do any and all things that the Partnership may reasonably deem useful or desirable to establish or document the Partnership’s exclusive ownership throughout the United States of America or any other country of any and all Proprietary Rights in any such Inventions, including the execution of appropriate copyright or patent applications or assignments. To the extent that Participant has any Proprietary Rights in the Inventions that cannot be assigned in the manner described above, Participant unconditionally and irrevocably waives the enforcement of such Proprietary Rights. This Section 2(b)(ii) is subject to and shall not be deemed to limit, restrict, or constitute any waiver by the Partnership of ownership of any Proprietary Rights to which the Partnership (or other applicable member of the Partnership Group) may be entitled by operation of law by virtue of the Partnership’s (or other applicable member of the Partnership Group’s) being Participant’s employer. Participant agrees further that, from time to time, as may be requested by the Partnership and at the Partnership’s sole cost and expense, Participant shall assist the Partnership in every reasonable, proper and lawful way to obtain and from time to time enforce Proprietary Rights relating to Inventions in any and all countries. To this end, Participant shall execute, verify, and deliver such documents and perform such other acts (including appearances as a witness) as the Partnership may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such Proprietary Rights and the assignment thereof. In addition, Participant shall execute, verify, and deliver assignments of such Proprietary Rights to the Partnership or its designees. Participant’s obligation to assist the Partnership with respect to Proprietary Rights relating to such Inventions in any and all countries shall continue beyond the termination of Participant’s employment with the Service Recipient.

(iii)            Participant hereby waives and quitclaims to the Partnership any and all claims, of any nature whatsoever, that Participant now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Partnership.

3.            Non-Disparagement. Participant shall not, whether in writing (electronically or otherwise) or orally, malign, denigrate, or disparage the Partnership, any other member of the Partnership Group, or any of their respective predecessors or successors, or any of their respective current or former managers, directors, officers, employees, shareholders, partners, members, agents, or representatives, with respect to any of their respective past or present activities, or otherwise publish (whether in writing (electronically or otherwise) or orally) statements that tend to portray any of the aforementioned parties in an unfavorable light.